Exhibit 10.1

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THIS WARRANT OR THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT BE TRANSFERRED ON THE BOOKS OF THE COMPANY, WITHOUT REGISTRATION OF SUCH WARRANT OR SHARES OF COMMON STOCK, AS APPLICABLE, UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE COMPANY, TO BE EVIDENCED BY AN OPINION OF STOCKHOLDER’S COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.

No. W-1	Right to Purchase 2,000,000
Shares of Common Stock of
First Federal Bancshares of Arkansas, Inc.

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

COMMON STOCK PURCHASE WARRANT

May 3, 2011

THIS CERTIFIES THAT, for value received, Bear State Financial Holdings, LLC, an Arkansas limited liability company, or its registered assigns (“Holder”), is entitled to purchase, subject to the conditions set forth below, at any time or from time to time during the Exercise Period (as defined in Section 11 below), 2,000,000 shares (“Shares”) of fully paid and non assessable Common Stock, par value $0.01 per share (“Common Stock”), of First Federal Bancshares of Arkansas, Inc., a Texas corporation (the “Company”), at an exercise price of $3.00 per share (the “Warrant Price”), subject to the further provisions of this Warrant.  This is the Warrant referred to in the Investment Agreement dated as of January 27, 2010 (the “Investment Agreement”), by and among the Company, First Federal Bank, a federally chartered stock savings and loan association and wholly-owned subsidiary of the Company, and the Holder.  For the avoidance of doubt, the Warrant Price and the number of Shares represented by this Warrant reflect the completion of the Reverse Stock Split (as defined in the Investment Agreement).

1.             Exercise of Warrant.  The terms and conditions upon which this Warrant may be exercised, and upon which the Common Stock covered by this Warrant may be purchased, are as follows:

(a)           Full Exercise.  This Warrant may be exercised at any time during normal business hours during the Exercise Period in full by the Holder by surrender of this Warrant, with the form of subscription attached to this Warrant duly executed by such Holder, to the Company at its principal office, accompanied by payment, by wire transfer of immediately available funds or by check payable to the order of the Company, in the amount obtained by multiplying the number of Shares for which this Warrant is then exercisable by the Warrant Price then in effect; provided that notwithstanding the fact that for purposes of Section 4 of this Warrant the Warrant Price may be adjusted to below $0.01 per share, for purposes of paying the Warrant Price upon exercise of this Warrant, the Warrant Price shall in no event be less than $0.01 per share.

(b)           Partial Exercise.  This Warrant may be exercised at any time during normal business hours during the Exercise Period in part (in lots of 1000 shares or, if this Warrant is then exercisable for a lesser amount, in such lesser amount) by surrender of this Warrant and payment of the Warrant Price then in effect in the manner and at the place provided in Section 1(a), except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (i) the number of Shares designated by the Holder in the subscription by (ii) the Warrant Price then in effect; provided that notwithstanding the fact that for purposes of Section 4 of this Warrant the Warrant Price may be adjusted to below $0.01 per share, for purposes of paying the Warrant Price upon exercise of this Warrant, the Warrant Price shall in no event be less than $0.01 per share.  On any such partial exercise the Company at its expense shall forthwith issue and deliver to or upon the order of the Holder of this Warrant a new Warrant or Warrants of like tenor, in the name of the Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces of such new Warrant for the number of Shares for which such Warrant or Warrants may still be exercised.

(c)           Satisfaction with Requirements of Securities Act of 1933.  Notwithstanding the provisions of Section 7, each and every exercise of this Warrant is contingent upon the Company’s satisfaction that the issuance of Common Stock upon the exercise of this Warrant is exempt from the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state securities laws.  Holder agrees to execute any and all documents deemed necessary by the Company to effect the exercise of this Warrant.

(d)           Delivery of Stock Certificates, etc. on Exercise.  As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days after such exercise, the Company at its expense (including the payment by it of any applicable issue taxes) shall cause to be issued in the name of and delivered to the Holder, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable Shares to which such Holder shall be entitled on such exercise.

2.             Transfers.

(a)           Transfers.  Subject to Section 7 of this Warrant, this Warrant and all rights under this Warrant are transferable in whole or in part by the Holder.  The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Secretary of the Company at its principal office and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.  In the event of a partial transfer, the Company shall issue to the several holders one or more appropriate new Warrants, as appropriate.

(b)           Registered Holder.  Each Holder agrees that until such time as any transfer pursuant to Section 2(a) is recorded on the books of the Company, the Company may treat the registered Holder of this Warrant as the absolute owner; provided that nothing in this Warrant affects any requirement that transfer of any Warrant or share of Common Stock issued or issuable upon the exercise of such Warrant be subject to compliance with the Securities Act and all applicable state securities laws.

(c)           Form Of New Warrants.  All Warrants issued in connection with transfers of this Warrant shall bear the same date as this Warrant and shall be substantially identical in form and provision to this Warrant except for the number of Shares purchasable under such Warrant.

3.             Fractional Shares.  Notwithstanding that the number of Shares purchasable upon the exercise of this Warrant may have been adjusted pursuant to the terms of this Warrant, the Company shall nonetheless not be required to issue fractions of Shares upon exercise of this Warrant or to distribute certificates that evidence fractional shares nor shall the Company be required to make any cash payments in lieu of issuing or distributing such fractional shares upon exercise of this Warrant.  Holder hereby waives any right to receive fractional Shares.

4.             Antidilution Provisions.

(a)           Stock Splits And Combinations.  If the Company shall at any time subdivide or combine its outstanding shares of Common Stock, this Warrant shall, after that subdivision or combination, evidence the right to purchase the number of shares of Common Stock that would have been issuable as a result of that subdivision or combination with respect to the Shares of Common Stock that were purchasable under this Warrant immediately before that subdivision or combination.  If the Company shall at any time subdivide the outstanding shares of Common Stock, the Warrant Price then in effect immediately before that subdivision shall be proportionately decreased, and, if the Company shall at any time combine the outstanding shares of Common Stock, the Warrant Price then in effect immediately before that combination shall be proportionately increased.  Any adjustment under this Section 4 shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)           Reclassification, Exchange and Substitution.  If the Common Stock issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), Holder shall, on its exercise, be entitled to purchase for the same aggregate consideration, in lieu of the Common Stock that Holder would have become entitled to purchase but for such change, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to purchase by Holder on exercise of this Warrant immediately before that change.

(c)           Reorganizations, Mergers or Consolidations.  If at any time there shall be a capital reorganization of the Company’s Common Stock (other than a stock split, combination, reclassification, exchange, or subdivision of shares provided for elsewhere herein) or merger or consolidation of the Company with or into another corporation or other entity, then, as a part of such reorganization, merger or consolidation, lawful provision shall be made so that Holder shall after such reorganization, merger or consolidation be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Warrant Price then in effect, the number of shares of Common Stock or other securities or property of the Company, or of the successor Company resulting from such reorganization, merger or consolidation, to which a holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled in such reorganization, merger or consolidation if this Warrant had been exercised immediately before that reorganization, merger or consolidation.  In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of Holder after the reorganization, merger or consolidation to the end that the provisions of this Warrant (including adjustment of the Warrant Price then in effect and number of Shares purchasable upon exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.  The Company shall, within thirty (30) days after making such adjustment, give written notice (by first class mail, postage prepaid) to the registered holder of this Warrant at the address of that holder shown on the Company’s books.  That notice shall set forth, in reasonable detail, the event requiring the adjustment and the method by which the adjustment was calculated and specify the Warrant Price then in effect after the adjustment and the increased or decreased number of Shares purchasable upon exercise of this Warrant.  When appropriate, that notice may be given in advance and be included as part of the notice required under other provisions of this Warrant.

(d)           Common Stock Dividends; Distributions.  In the event the Company should at any time prior to the expiration of this Warrant fix a record date for the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into or entitling the holder of such Common Stock to receive, directly or indirectly, additional shares of Common Stock (referred to in this Warrant as the “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise of such Common Stock), then, as of such record date (or the date of such event if no record date is fixed), the Warrant Price shall be appropriately decreased and the number of shares of Common Stock issuable upon exercise of the Warrant shall be appropriately increased in proportion to such increase of outstanding shares.

(e)           Adjustments of Other Distributions.  In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d), then, in each such case for the purpose of this Section 4(e), upon exercise of this Warrant, Holder shall be entitled to a proportionate share of any such distribution as though Holder was the holder of the number of shares of Common Stock of the Company into which this Warrant may be exercised as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

(f)            Certain Events; No Impairment.  If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions, then the Board of Directors of the Company shall make an appropriate adjustment in the Warrant Price so as to protect the rights of the Holder of this Warrant; provided that no such adjustment shall increase the Warrant Price as otherwise determined pursuant to this Section 4 or decrease the number of shares of Common Stock issuable upon exercise of this Warrant.  The Company shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company but shall at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all actions that may be necessary or appropriate to protect the rights of the Holder of this Warrant against impairment.

(g)           Certificate as to Adjustments.  In the case of each adjustment or readjustment of the Warrant Price pursuant to this Section 4, the Company shall promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and cause a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, to be delivered to Holder.  The Company shall, upon the written request at any time of Holder, furnish or cause to be furnished to Holder a certificate setting forth:

(i)            Such adjustments and readjustments;

(ii)           The Warrant Price at the time in effect; and

(iii)          The number of shares of Common Stock issuable upon exercise of the Warrant and the amount, if any, of other property at the time receivable upon the exercise of the Warrant.

(h)           Reservation of Stock Issuable Upon Exercise.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the exercise of this Warrant such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant, in addition to such other remedies as shall be available to Holder, the Company shall use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

5.             Rights Prior to Exercise of Warrant.  This Warrant does not entitle Holder to any of the rights of a stockholder of the Company, including without limitation, the right to receive dividends or other distributions, to exercise any preemptive rights, to vote, or to consent or to receive notice as a stockholder of the Company. If, however, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following events shall occur:

(a)           the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a regular cash dividend) to the holders of its shares of Common Stock; or

(b)           the Company shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe for or purchase any of such additional shares of Common Stock or securities;

(c)           a capital reorganization, reclassification of the capital stock, dissolution, liquidation or winding up of the Company, whether voluntary or involuntary (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets, and business as an entirety), shall be proposed and action by the Company with respect to such reorganization, reclassification, dissolution, liquidation or winding up has been approved by the Company’s Board of Directors; and

(d)           the Company proposes to effect a public offering of its shares of common stock pursuant to a registration statement under the Securities Act,

then in any one or more of said events the Company shall give notice in writing of such event to Holder at his last address as it shall appear on the Company’s records at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividends, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to publish, mail or receive such notice or any defect in such notice or in the publication or mailing of such notice shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up.  Each person in whose name any certificate for shares of Common Stock is to be issued pursuant to this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which this instrument was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such stock certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares of Common Stock at the close of business on the next succeeding date on which the stock transfer books are open.

6.             Successors and Assigns.  The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and Holder and their respective successors and permitted assigns.

7.             Restricted Securities.  In order to enable the Company to comply with the Securities Act and applicable state laws, the Company may require as a condition of the transfer or exercise of this Warrant, Holder to give written assurance satisfactory to the Company that the Warrant, or in the case of an exercise of this Warrant the Shares subject to this Warrant, are being acquired for his own account, for investment only, with no view to the distribution of the same, and that any disposition of all or any portion of this Warrant or the Shares issuable upon the due exercise of this Warrant shall not be made, unless and until:

(a)           There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)           Holder has notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and Holder has furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition shall not require registration of such securities under the Securities Act and applicable state law.

Holder acknowledges that this Warrant is, and each of the shares of Common Stock issuable upon the due exercise of this Warrant shall be, a restricted security, that he understands the provisions of Rule 144 of the Securities and Exchange Commission, and that the certificate or certificates evidencing such shares of Common Stock shall bear a legend substantially similar to the following:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE SAID ACT OR LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT REGISTRATION IS NOT REQUIRED THEREUNDER.”

8.             Loss or Mutilation.  Upon receipt by the Company of satisfactory evidence of the ownership of and the loss, theft, destruction, or mutilation of any Warrant, and (i) in the case of loss, theft, or destruction, upon receipt by the Company of indemnity satisfactory to it, or (ii) in the case of mutilation, upon receipt of such Warrant and upon surrender and cancellation of such Warrant, the Company shall execute and deliver in lieu of such Warrant a new Warrant representing the right to purchase an equal number of shares of Common Stock on identical terms.

9.             Notices.  All notices, requests, demands and other communications under this Warrant shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows: if to Holder, at his address as shown in the Company records; and if to the Company, at its principal office. Any party may change its address for purposes of this Section 9 by giving the other party written notice of the new address in the manner set forth above.

10.           Governing Law.  This Warrant and any dispute, disagreement or issue of construction or interpretation arising under this Warrant whether relating to its execution, its validity, the obligations provided in this Warrant or performance shall be governed or interpreted according to the laws of the State of New York without regard to conflicts of law.

11.           Expiration.  The right to exercise this Warrant shall begin on the date hereof and expire at 5:00 p.m., Little Rock, Arkansas time, on the three (3) year anniversary of the Second Closing (as defined in the Investment Agreement) (the “Exercise Period”).

12.           Registration Rights. The Holder is entitled to certain registration rights as set forth Section 3.12 of the Investment Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Warrant under seal as of the date first written above.

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

By:	/s/ Larry J. Brandt
Larry J. Brandt
President and Chief Executive Officer

SIGNATURE PAGE TO COMMON STOCK PURCHASE WARRANT

FORM OF SUBSCRIPTION

(To be signed only on exercise of Warrant)

First Federal Bancshares of Arkansas, Inc.

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase under this Warrant,            shares of Common Stock of First Federal Bancshares of Arkansas, Inc. and herewith makes payment of $                   for such shares, and requests that the certificates for such shares be issued in the name of, and delivered to                         , federal taxpayer identification number                           , whose address is                                                     .

Dated:

(Signature must conform to name of holder as specified on the face of the Warrant)

(Address)

FORM OF ASSIGNMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto                 , federal taxpayer identification number                                     , whose address is                                   , the right represented by the within Warrant to purchase                      shares of Common Stock of First Federal Bancshares of Arkansas, Inc. to which the within Warrant relates, and appoints                                                    Attorney to transfer such right on the books of First Federal Bancshares of Arkansas, Inc. with full power of substitution in the premises.

Dated:

(Signature must conform to name of holder as specified on the face of the Warrant)

(Address)